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                                  [LETTERHEAD]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.




/s/ Arthur Andersen LLP
----------------------------


San Francisco, California
September 10, 1999